SUN COMMUNITIES, INC.

Press Release

FOURTH QUARTER 2014

NEWS RELEASE
February 24, 2015

Sun Communities, Inc. Reports 2014 Fourth Quarter Results and 2015 Guidance

Southfield, MI, February 24, 2015 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its fourth quarter results.

Highlights: Three Months Ended December 31, 2014

•	Funds from operations ("FFO")(1) excluding transaction costs was $0.69 per diluted share and OP unit ("Share") for the three months ended December 31, 2014.

•	Same site Net Operating Income (“NOI”)(2) increased by 6.2 percent as compared to the three months ended December 31, 2013.

•	Revenue producing sites increased by 475 sites bringing total portfolio occupancy to 92.6 percent.

•	Home sales increased 11.3 percent as compared to the fourth quarter of 2013.

•
Completed the purchase of the first phase of the American Land Lease ("ALL") 59 community portfolio acquisition in November 2014 and the second phase on January 6, 2015, for approximately $1.33 billion.

“The last half of 2014 was spent planning for and executing the on-boarding of the American Land Lease portfolio. The transition was executed swiftly and we are encouraged by the early contribution the properties are making to our expanded portfolio,” said Gary A. Shiffman, Chairman and CEO. “With our core portfolio continuing to produce strong results, we believe we have successfully created an enhanced platform that is positioned to provide both short term and long term future growth,” Shiffman added.
Funds from Operations ("FFO")(1)

FFO(1) excluding certain items was $35.2 million and $30.7 million, or $0.69 and $0.78 per Share, for the three months ended December 31, 2014 and 2013, respectively. For the twelve months ended December 31, 2014 and 2013, FFO(1) excluding certain items was $148.4 million and $121.5 million, or $3.37 and $3.22 per Share, respectively.

Net Income/(Loss) Attributable to Common Stockholders

Net loss attributable to common stockholders for the fourth quarter of 2014 was $(13.1) million, or $(0.28) per diluted common share, as compared to net income of $0.1 million, for the fourth quarter of 2013.

Net income attributable to common stockholders for the year ended December 31, 2014 was $22.4 million, or $0.54 per diluted common share, as compared to net income of $10.6 million, or $0.31 per diluted common share, for the year ended December 31, 2013.

Sun Communities, Inc. 4th Quarter 2014                                 Page 2

Community Occupancy

Total portfolio occupancy increased to 92.6 percent at December 31, 2014 from 89.7 percent at December 31, 2013. During the fourth quarter of 2014, revenue producing sites increased by 475 sites as compared to 573 revenue producing sites gained in the fourth quarter of 2013.

During the year ended December 31, 2014, revenue producing sites increased by 1,890 sites as compared to an increase of 1,885 sites during the year ended December 31, 2013.

Same Site Results

For the 163 communities owned throughout 2014 and 2013, fourth quarter 2014 total revenues increased 6.6 percent and total expenses increased 7.6 percent, resulting in an increase in NOI(2) of 6.2 percent over the fourth quarter of 2013. Same site occupancy increased to 93.2 percent at December 31, 2014 from 91.5 percent at December 31, 2013.

For the year ended December 31, 2014, total revenues increased 6.6 percent and total expenses increased 4.1 percent, resulting in an increase in NOI(2) of 7.7 percent over the year ended December 31, 2013.

Home Sales

During the fourth quarter of 2014, 552 homes were sold as compared to 496 homes sold during the fourth quarter of 2013. Rental home sales, which are included in total home sales, were 237 and 235 for the fourth quarters of 2014 and 2013, respectively.

During the year ended December 31, 2014, 1,966 homes were sold compared to 1,929 homes sold during the year ended December 31, 2013. For the 113 new homes and 1,853 pre-owned homes sold during the year, the average selling price was $83,750 and $24,010, respectively. Rental home sales, which are included in total home sales, were 799 and 924 for the year ended December 31, 2014 and 2013, respectively.

Acquisitions

As previously announced, the Company completed the acquisition of the 59 ALL communities (and the associated manufactured homes and notes receivable) in two closings; one on November 26, 2014 and one on January 6, 2015. The aggregate consideration was $1.33 billion, consisting of assumed and new debt of $731.6 million, $161.3 million in cash, the issuance of $262.1 million in a combination of the Company's common stock and common OP units of the Company’s subsidiary Sun Communities Operating Limited Partnership (“SCOLP”), and the issuance of $175.0 million in a combination of the Company's newly-created 6.50% Series A-4 Cumulative Convertible Preferred Stock and SCOLP’s Series A-4 preferred OP units.

Concurrent with the transaction one of the selling entities purchased 150,000 shares of the Company’s common stock and 200,000 Series A-4 Preferred OP Units of SCOLP, for an aggregate purchase price of $12.5 million.

On December 19, 2014, the Company purchased Oak Creek manufactured housing community in Coarsegold, California at a purchase price of $15.8 million, consisting of the assumption of $9.9 million of debt and $5.9 million in cash. The community contains 198 sites.

Sun Communities, Inc. 4th Quarter 2014                                 Page 3

During the fourth quarter of 2014 the Company announced that it entered into agreements with a group of related selling entities (“Berger”) to acquire a portfolio of seven manufactured housing communities, including associated manufactured homes and certain intangibles. After acquisition the communities will be operated as six communities. The communities are located in the Orlando, Florida area, are comprised of approximately 3,150 manufactured housing sites (approximately 60% are in age-restricted communities) and are 96% occupied. In addition to the developed sites, there are approximately 380 potential expansion sites in the communities. Total consideration for the acquisition is approximately $257.6 million, including the assumption of approximately $157.5 million of debt. The balance of the consideration will be paid in a combination of up to approximately $41.8 million in cash, common OP Units of SCOLP (at an issuance price of $61 per unit) and newly-created Series C preferred OP units in SCOLP (at an issuance price of $100 per unit).

The transaction is subject to the Company’s satisfaction with its due diligence investigation and customary closing conditions, including consent of the existing lenders and is expected to close in the second quarter of 2015.

Dispositions

On January 14, 2015, the Company completed the sale of one manufactured home community located in Indiana for proceeds of $18.0 million.

The Company continues to actively evaluate the portfolio for potential future dispositions in 2015, seeking to redeploy capital to geographic locations providing greater future returns to our stockholders.

Debt Transactions

During the quarter, in addition to the debt transactions related to the ALL acquisition, the Company entered into a fifteen year loan agreement under which it borrowed $74.0 million at a blended fixed interest rate of 3.65%. The loan is collateralized by one recreational vehicle community which was unencumbered and one manufactured home community whose previous debt was extinguished in the third quarter of 2014.

Equity Transaction

Between December 23, 2014 and January 8, 2015 the Company sold 500,000 shares of its common stock through its at the market sales program at a weighted average price of $63.46 per share. Net proceeds from the transactions were $31.3 million.

2015 Guidance

The Company anticipates 2015 FFO(1) per Share will be in the range of $3.53 to 3.63 per Share.

Revenues and expenses contain a component of seasonality; therefore, FFO(1) per Share is not earned evenly throughout the year. The Company expects estimated FFO(1) to be earned, 24%, 23% , 28% and 25% in the first, second, third and fourth quarters, respectively.

FFO(1) guidance for the first quarter of 2015 is $0.84-$0.86 per Share.

Sun Communities, Inc. 4th Quarter 2014                                 Page 4

The Company's guidance is based on several key variables and assumptions, which are summarized below.

•	Rent Increase: The weighted average site rental increase for the total portfolio is expected to be 3.4%.

•	Occupancy: Revenue producing sites in the Company's total portfolio are expected to increase by approximately 2,100 sites, bringing total portfolio occupancy to 93.9%.

•
Recreational Vehicle Revenue: Revenue from the Company's recreational vehicle communities contains a component of transient revenue from guest stays that are other than a full year or full season. Transient revenue is expected to be approximately $34.1 million and is expected to be earned 25%, 18.8%, 43.2%, 13% in the first, second, third and fourth quarters, respectively.

•
Same Site Portfolio: The Company's same site property portfolio of 177 communities is expected to generate revenue growth of approximately 6.3% and operating expense growth of 2.6% resulting in NOI(2) growth of approximately 7.9%. Revenue producing sites are expected to increase by approximately 1,600 sites in our same site portfolio.

SAME SITE PORTFOLIO (177 communities)	2014	Forecasted	2015
(amounts in millions)	Actual	% Growth	Projected
REVENUES:
Revenue- annual and seasonal	$272.2	6.5%	$289.9
Revenue- transient	21.5	6.0%	22.8
Other property income	16.3	3.7%	16.9
Income from real property*	310.0	6.3%	329.6

PROPERTY OPERATING EXPENSES:
Real estate tax	22.5	4.4%	23.5
Property operating and maintenance expense *	72.3	2.1%	73.8
Total operating expense	94.8	2.6%	97.3

NOI (2) from Real Property	$215.2	7.9%	$232.3

* The foregoing table nets $20.9 million of utility revenue against the related utility expense in property operating and maintenance expense.

Sun Communities, Inc. 4th Quarter 2014                                 Page 5

•	Acquisition Portfolio: Information pertaining to the 73 properties excluded from the Company's same site portfolio is presented in the table below.

ACQUISITION PORTFOLIO (73 communities)	2015
(amounts in millions)	Projected
REVENUES:
Revenue- annual and seasonal	$126.5
Revenue- transient	11.4
Utility and other property income	7.0
Income from real property	144.9

PROPERTY OPERATING EXPENSES:
Real estate tax	11.8
Property operating and maintenance	30.1
Total operating expense	41.9

NOI (2) from Real Property	$103.0

•	Home Sales: the table below details our 2015 projected home sales.

HOME SALES	2015
(amounts in millions, except items with *)	Projected

Number of new home sales*	214
Average selling price*	$83,359
Revenue from new home sales	17.8
Cost of new home sales	15.1
Gross profit/(NOI) (2)	$2.7

Number of pre-owned home sales*	2,086
Average selling price*	$24,139
Revenue from pre-owned home sales	50.3
Cost of pre-owned home sales	36.5
Gross profit/(NOI) (2)	$13.8

The gain on sale of the rental homes, which is included in the table above and excluded from
FFO (1), is expected to approximate $7.5 million.

•	Other Income: Interest income, ancillary revenues, net, brokerage commissions and other income, net, is expected to approximate $23.0 million.

Sun Communities, Inc. 4th Quarter 2014                                 Page 6

•	Rental Home Program: Guidance assumes an increase of approximately 1,000 occupied rental units; approximately 72% of these additions are expected to be in communities acquired or expanded.

RENTAL PROGRAM	2014	Forecasted	2015
(amounts in millions)	Actual	% Growth	Projected
Rental home revenue	$39.2	15.6%	$45.3
Rental home operating and maintenance	23.3	9.0%	25.4
Rental Program NOI (2)	$15.9	25.0%	$19.9

•	General and Administrative Expenses-real property: These expenses are estimated at $36.0 - $37.0 million.

•	General and Administrative Expenses-home sales and rental: These expenses are estimated at $13.0 -$13.5 million.

•
Expansions: The Company continues to expand communities that are near 95% occupied and which continue to exhibit strong demand. Guidance includes the expansion of 8 communities located in Texas, California, Ohio and Maryland which will add approximately 800 developed sites by year end. The expansions have an estimated fill rate of 6-8 sites per month.

•
Acquisitions: Guidance includes acquisitions completed through the date of this release, a $5.5 million MH acquisition and the Berger transaction as described above. No additional prospective acquisitions are included. The Company continues to evaluate additional acquisition opportunities. All transaction related costs are assumed to be added back in the calculation of FFO(1).

•	Dispositions: Guidance includes the effect of dispositions completed through the date of this release. No prospective dispositions are included.

•	Weighted Average Shares : Guidance assumes the following fully diluted weighted average shares.

ESTIMATED 2015 WEIGHTED AVERAGE SHARES ( in thousands)
Weighted average common shares outstanding:	52,723
Common stock issuable upon conversion of stock options	19
Restricted stock	383
Common OP Units	2,889
Common stock issuable upon conversion of Series A-1 preferred OP units	1,047
Common stock issuable upon conversion of Series A-3 preferred OP units	73
Weighted average common shares outstanding - fully diluted	57,134

The estimates and assumptions presented above represent the mid-point of a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

Sun Communities, Inc. 4th Quarter 2014                                 Page 7

Earnings Conference Call

A conference call to discuss fourth quarter operating results will be held on Tuesday, February 24th, 2015 at 11:00 A.M. (EST). To participate, call toll-free 888-539-3696. Callers outside the U.S. or Canada can access the call at 719-325-2469. A replay will be available following the call through March 10, 2015, and can be accessed toll-free by calling 888-203-1112 or by calling 719-457-0820. The Conference ID number for the call and the replay is 8682902. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 242 communities comprising approximately 88,900 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact

Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Sun Communities, Inc. 4th Quarter 2014                                 Page 8

Forward-Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of the recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2013 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 4th Quarter 2014                                 Page 9

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

Sun Communities, Inc. 4th Quarter 2014                                 Page 10

Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31, 2014	December 31, 2013
ASSETS
Investment property, net (including $93,769 and $56,805 for consolidated variable interest entities at December 31, 2014 and 2013)	$2,568,164	$1,755,052
Cash and cash equivalents	83,459	4,753
Inventory of manufactured homes	8,860	5,810
Notes and other receivables, net	174,857	162,141
Other assets, net	102,352	67,148
TOTAL ASSETS	$2,937,692	$1,994,904
LIABILITIES
Debt (including $65,849 and $45,209 for consolidated variable interest entities at December 31, 2014 and 2013)	$1,826,293	$1,311,437
Lines of credit	5,794	181,383
Other liabilities	164,583	117,673
TOTAL LIABILITIES	$1,996,670	$1,610,493
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Series A Preferred Stock, $0.01 par value. Authorized: 10,000 shares; Issued and outstanding: 3,400 shares at December 31, 2014 and 2013	$34	$34
Series A-4 Preferred Stock, $0.01 par value. Authorized: 6,331 shares; Issued and outstanding: 483 shares at December 31, 2014 and none at December 31, 2013	5	—
Common stock, $0.01 par value. Authorized: 90,000 shares; Issued and outstanding: 48,573 shares at December 31, 2014 and 36,140 shares at December 31, 2013	486	361
Additional paid-in capital	1,754,759	1,141,590
Accumulated other comprehensive loss	—	(366)
Distributions in excess of accumulated earnings	(864,019)	(773,775)
Total Sun Communities, Inc. stockholders' equity	891,265	367,844
Noncontrolling interests:
Series A-1 preferred OP units	42,910	45,548
Series A-3 preferred OP units	3,463	3,463
Series A-4 preferred OP units	18,852	—
Common OP units	(15,052)	(31,907)
Consolidated variable interest entities	(416)	(537)
Total noncontrolling interest	49,757	16,567
TOTAL STOCKHOLDERS’ EQUITY	941,022	384,411
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,937,692	$1,994,904

Sun Communities, Inc. 4th Quarter 2014                                 Page 11

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
REVENUES
Income from real property	$89,946	$78,128	$357,793	$313,097
Revenue from home sales	15,105	14,652	53,954	54,852
Rental home revenue	10,249	8,717	39,213	32,500
Ancillary revenues, net	19	(226)	5,217	1,151
Interest	4,037	3,486	14,462	13,073
Brokerage commissions and other income, net	316	200	1,036	549
Total revenues	119,672	104,957	471,675	415,222
COSTS AND EXPENSES
Property operating and maintenance	24,721	21,044	101,134	87,637
Real estate taxes	6,089	5,138	24,181	22,284
Cost of home sales	11,084	10,937	40,556	40,297
Rental home operating and maintenance	6,574	6,183	23,270	20,435
General and administrative - real property	8,592	6,855	31,769	25,941
General and administrative - home sales and rentals	2,921	2,439	10,853	9,913
Transaction costs	13,996	1,159	18,259	3,928
Depreciation and amortization	44,875	29,962	133,726	110,078
Asset impairment charge	—	—	837	—
Interest	19,622	18,451	73,771	73,339
Interest on mandatorily redeemable debt	793	808	3,210	3,238
Total expenses	139,267	102,976	461,566	397,090
Income before other gains (losses), income taxes and distributions from affiliate	(19,595)	1,981	10,109	18,132
Gain on disposition of properties, net	3,138	—	17,654	—
Gain on settlement	4,452	—	4,452	—
Provision for state income taxes	(12)	(48)	(219)	(234)
Distributions from affiliate	—	700	1,200	2,250
Net income (loss)	(12,017)	2,633	33,196	20,148
Less: Preferred return to Series A-1 preferred OP units	657	689	2,654	2,598
Less: Preferred return to Series A-3 preferred OP units	45	45	181	166
Less: Preferred return to Series A-4 preferred OP units	100	—	100	—
Less: Amounts attributable to noncontrolling interests	(1,341)	303	1,752	718
Net income (loss) attributable to Sun Communities, Inc.	(11,478)	1,596	28,509	16,666
Less: Preferred stock distributions	1,591	1,514	6,133	6,056
Net income (loss) attributable to Sun Communities, Inc. common stockholders	$(13,069)	$82	$22,376	$10,610
Weighted average common shares outstanding:
Basic	47,499	35,508	41,337	34,228
Diluted	47,499	35,676	41,805	34,410
Earnings (loss) per share:
Basic	$(0.28)	$—	$0.54	$0.31
Diluted	$(0.28)	$—	$0.54	$0.31

Distributions per common share:	$0.65	$0.63	$2.60	$2.52

Sun Communities, Inc. 4th Quarter 2014                                 Page 12

Reconciliation of Net Income (Loss) to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income (loss) attributable to Sun Communities, Inc. common stockholders	$(13,070)	$82	$22,376	$10,610
Adjustments:
Preferred return to Series A-1 preferred OP units	657	705	—	2,598
Preferred return to Series A-3 preferred OP units	45	45	181	166
Preferred return to Series A-4 preferred OP units	—	—	100	—
Preferred distribution to Series A-4 Preferred Stock	76	—	76	—
Amounts attributable to noncontrolling interests	(1,308)	325	1,086	718
Depreciation and amortization	44,482	30,157	134,252	111,083
Asset impairment charge	—	—	837	—
Gain on disposition of properties, net	(3,138)	—	(17,654)	—
Gain on disposition of assets, net	(2,043)	(1,787)	(6,705)	(7,592)
Funds from operations ("FFO") (1)	25,701	29,527	134,549	117,583
Adjustments:
Transaction costs	13,996	1,159	18,259	3,928
Gain on settlement	(4,452)	—	(4,452)	—
Funds from operations excluding certain items	$35,245	$30,686	$148,356	$121,511

Weighted average common shares outstanding:	47,499	35,508	41,337	34,228
Add:
Common stock issuable upon conversion of stock options	15	12	16	15
Restricted stock	304	156	237	167
Common OP Units	2,250	2,069	2,114	2,069
Common stock issuable upon conversion of Series A-1 preferred OP units	1,060	1,111	—	1,111
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	67
Common stock issuable upon conversion of Series A-4 preferred OP units	—	—	28	—
Series A-4 Preferred Stock	215	—	215	—
Weighted average common shares outstanding - fully diluted	51,418	38,931	44,022	37,657

FFO(1) per Share - fully diluted	$0.50	$0.75	$3.06	$3.11
FFO(1) per Share excluding certain items - fully diluted	$0.69	$0.78	$3.37	$3.22

Sun Communities, Inc. 4th Quarter 2014                                 Page 13

Statement of Operations – Same Site
(in thousands except for Other Information)

	Three Months Ended December 31,				Year Ended December 31,
	2014	2013	Change	% Change	2014	2013	Change	% Change
REVENUES:
Income from real property	$73,544	$68,986	$4,558	6.6%	$291,720	$273,574	$18,146	6.6%
PROPERTY OPERATING EXPENSES:
Payroll and benefits	5,623	5,367	256	4.8%	22,585	22,918	(333)	(1.5)%
Legal, taxes, & insurance	1,152	1,232	(80)	(6.5)%	4,630	4,390	240	5.5%
Utilities	3,669	3,697	(28)	(0.8)%	16,593	15,620	973	6.2%
Supplies and repair	2,913	2,378	535	22.5%	11,396	10,222	1,174	11.5%
Other	2,381	1,906	475	24.9%	8,354	7,610	744	9.8%
Real estate taxes	5,092	4,770	322	6.8%	21,418	20,876	542	2.6%
Property operating expenses	20,830	19,350	1,480	7.6%	84,976	81,636	3,340	4.1%
NET OPERATING INCOME ("NOI")(2)	$52,714	$49,636	$3,078	6.2%	$206,744	$191,938	$14,806	7.7%

	As of December 31,
OTHER INFORMATION	2014	2013	Change
Number of properties	163	163	—
Developed sites	61,734	61,141	593
Occupied sites (3)	52,831	51,119	1,712
Occupancy % (3) (4)	93.2%	91.5%	1.7%
Weighted average monthly rent per site - MH	$461	$446	$15
Weighted average monthly rent per site - RV (5)	$413	$405	$8
Weighted average monthly rent per site - Total	$456	$442	$14
Sites available for development	5,823	6,339	(516)

(3)	Includes manufactured housing and annual/seasonal recreational vehicle sites, and excludes transient recreational vehicle sites, which are included in total developed sites.

(4)	Occupancy % excludes recently completed but vacant expansion sites.

(5)	Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 4th Quarter 2014                                 Page 14

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended December 31,				Year Ended December 31,
	2014	2013	Change	% Change	2014	2013	Change	% Change
REVENUES:
Rental home revenue	$10,249	$8,717	$1,532	17.6%	$39,213	$32,500	$6,713	20.7%
Site rent included in Income from real property	14,130	12,301	1,829	14.9%	54,289	46,416	7,873	17.0%
Rental Program revenue	24,379	21,018	3,361	16.0%	93,502	78,916	14,586	18.5%

EXPENSES:
Commissions	708	703	5	0.7%	2,607	2,507	100	4.0%
Repairs and refurbishment	3,209	3,030	179	5.9%	11,068	9,411	1,657	17.6%
Taxes and insurance	1,351	1,213	138	11.4%	5,286	4,446	840	18.9%
Marketing and other	1,306	1,237	69	5.6%	4,309	4,071	238	5.8%
Rental Program operating and maintenance	6,574	6,183	391	6.3%	23,270	20,435	2,835	13.9%

NET OPERATING INCOME ("NOI") (3)	$17,805	$14,835	$2,970	20.0%	$70,232	$58,481	$11,751	20.1%

Occupied rental home information as of December 31, 2014 and 2013:
Number of occupied rentals, end of period*					10,973	9,726	1,247	12.8%
Investment in occupied rental homes					$429,605	$355,789	$73,816	20.7%
Number of sold rental homes*					799	924	(125)	(13.5)%
Weighted average monthly rental rate*					$822	$796	$26	3.3%

Sun Communities, Inc. 4th Quarter 2014                                 Page 15

Homes Sales Summary
(amounts in thousands except for *)

	Three Months Ended December 31,				Year Ended December 31,
	2014	2013	Change	% Change	2014	2013	Change	% Change
New home sales	$2,639	$2,727	$(88)	(3.2)%	$9,464	$6,645	$2,819	42.4%
Pre-owned home sales	12,466	11,925	541	4.5%	44,490	48,207	(3,717)	(7.7)%
Revenue from home sales	15,105	14,652	453	3.1%	53,954	54,852	(898)	(1.6)%

New home cost of sales	2,192	2,249	(57)	(2.5)%	7,977	5,557	2,420	43.5%
Pre-owned home cost of sales	8,892	8,688	204	2.3%	32,579	34,740	(2,161)	(6.2)%
Cost of home sales	11,084	10,937	147	1.3%	40,556	40,297	259	0.6%

NOI / Gross Profit (2)	$4,021	$3,715	$306	8.2%	$13,398	$14,555	$(1,157)	(7.9)%

Gross profit – new homes	$447	$478	$(31)	(6.5)%	$1,487	$1,088	$399	36.7%
Gross margin % – new homes	16.9%	17.5%	(0.6)%		15.7%	16.4%	(0.7)%
Average selling price - new homes*	$79,984	$85,195	$(5,211)	(6.1)%	$83,750	$78,179	$5,571	7.1%

Gross profit – pre-owned homes	$3,574	$3,237	$337	10.4%	$11,911	$13,467	$(1,556)	(11.6)%
Gross margin % – pre-owned homes	28.7%	27.1%	1.6%		26.8%	27.9%	(1.1)%
Average selling price - pre-owned homes*	$24,030	$25,674	$(1,644)	(6.4)%	$24,010	$26,136	$(2,126)	(8.1)%

Home sales volume:
New home sales	33	32	1	3.1%	113	85	28	32.9%
Pre-owned home sales	519	464	55	11.9%	1,853	1,844	9	0.5%
Total homes sold	552	496	56	11.3%	1,966	1,929	37	1.9%

Sun Communities, Inc. 4th Quarter 2014                                 Page 16

Acquisition Summary - Properties Acquired in 2013 and 2014
(amounts in thousands except for statistical data)

	Three Months Ended December 31, 2014	Year Ended December 31, 2014
REVENUES:
Income from real property	$11,416	$41,753
Revenue from home sales	773	1,168
Rental home revenue	404	765
Ancillary revenues, net	118	5,087
Total revenues	12,711	48,773
COSTS AND EXPENSES:
Property operating and maintenance	3,956	16,488
Real estate taxes	996	2,238
Cost of home sales	635	923
Rental home operating and maintenance	96	267
Total expenses	5,683	19,916

NET OPERATING INCOME ("NOI") (2)	$7,028	$28,857

		As of December 31, 2014
Other information:
Number of properties		54
Developed sites		17,820
Occupied sites (3)		12,509
Occupancy % (3)		92.8%
Weighted average monthly rent per site - MH		$445
Weighted average monthly rent per site - RV (5)		$349
Weighted average monthly rent per site - Total		$422

Home sales volume :
Pre-owned homes		92

Occupied rental home information :
Number of occupied rentals, end of period		507
Investment in occupied rental homes (in thousands)		$11,706
Weighted average monthly rental rate		$852

(3)	Includes manufactured housing and annual/seasonal recreational vehicle sites, and excludes transient recreational vehicle sites, which are included in total developed sites.

(5)	Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 4th Quarter 2014                                 Page 17